EXHIBIT 10.14
       NBT Bancorp Inc. and Subsidiaries Master Deferred Compensation Plan
                    of Directors, adopted February 11, 1992.

                           NBT BANCORP & SUBSIDIARIES

                  1992 DEFERRED COMPENSATION PLAN FOR DIRECTORS


         NBT Bancorp Inc. and Subsidiaries ("NBT") Deferred Compensation Plan for Directors ("Plan") is an unfunded deferred compensation plan developed to provide Directors of NBT with the opportunity to defer payment of their director, advisory board, and committee fees in accordance with the provisions of the Plan.

                                    ARTICLE I

                               DIRECTOR'S ELECTION


         Each NBT director may elect on or before December 31st of any year to defer receipt of all or a specified part of the Director's fees earned as a director of NBT for succeeding calendar years. Any person elected to the Board of Directors of NBT, and who was not a Director on the preceding December 31st, may elect, within 30 days of such election, to defer all or a specified part of the fees for the balance of the calendar year (remaining after such election to defer) in which such election occurred and for succeeding calendar years.

         The election of a Director must be in writing and submitted to the Secretary or Treasurer of NBT within the time specified above, and such election to defer fees will continue from year to year unless the Director terminates it by written notice to the Secretary or Treasurer of NBT. The notice of termination of an election will not affect previously deferred fees, and such fees shall be paid out only in accordance with the provisions of the Plan. The election of a Director is automatically terminated at the close of the calendar year in which such Director attains age 72.

                                   ARTICLE II

                             MAINTENANCE OF ACCOUNTS

         NBT will maintain a separate memorandum account ("Account") of the fees deferred by each Director and will credit such Account with interest as provided in Article III hereof. NBT will provide each participating Director with a year-end statement of such Director's Account within 45 days after the end of each calendar year.
         This memorandum account shall not be deemed to give the Director any right, title or interest to such account and all deferred fees shall be subject to the provisions of Article VIII.


                                   ARTICLE III

                              INTEREST ON ACCOUNTS

         Interest shall be computed monthly, based on the lowest balance in each Director's Account during the month, as if invested at an annual rate equal to the highest annual rate offered by NBT on any customer deposit account in effect on the last day of the preceding calendar year. Such interest shall be credited to the Director's Account as of the last day of each calendar month.


                                   ARTICLE IV

                          DISTRIBUTION OF THE ACCOUNTS

          NBT will distribute the balance in the Account over five (5) annual installments to the Director upon the Director ceasing to be a director of NBT, or, upon the Director's death, to the Beneficiary or Beneficiaries (as designated in Article V hereof) beginning on each January 31st of the first calendar year beginning after the Director terminates his or her directorship, or attains age 72; or if a Director dies before payments have begun under the

Plan, NBT shall pay the first installment to the Director's Beneficiary or Beneficiaries on the first January 31st following the date of the Directors death. NBT shall pay each annual installment due thereafter on January 31st of each subsequent year.

          If a Director becomes a proprietor, director, officer, partner, employee, or otherwise becomes affiliated with any business that is in direct competition with NBT, or with any of its affiliates or subsidiaries, as determined by the Board of Directors in its sole discretion, without the written consent of the Board of Directors, the Board of Directors may direct the payment of the entire balance in the Account to such Director in a lump sum.

         The Board of Directors may, in its sole discretion, accelerate payment of all or any portion of a Director's remaining Account under the Plan, if the Board of Directors determines that the Director is in serious financial need or has had encountered some other hardship or disaster providing good and justifiable cause for accelerating such payments.

          The director shall have the option to defer payment of his or her Account distribution for a period of up to five (5) years after termination as a member of the Board of Directors by an election made in writing no later than December 31st of the calendar year prior to termination. Such election may be made only with the written consent to the Board of directors of NBT, which consent shall not be unreasonably withheld. During this additional deferred period, interest shall accrue in accordance with Article III of the Plan.

                                    ARTICLE V

                           DESIGNATION OF BENEFICIARY

         The director may designate a Beneficiary or Beneficiaries by delivering a notice of such designation in writing to the Secretary or Treasurer of NBT, which designation may be changed from time to time by written notice to the Secretary or Treasurer. Upon the death of any Director, the remaining balance of the Director's Account shall be paid to the Beneficiary or Beneficiaries in accordance with the provisions of Article IV hereof. If the designated Beneficiary or Beneficiaries fail to survive the Director, or if a Director fails to designate a Beneficiary, NBT shall pay the balance in the Account to the estate of such Director in a lump sum.


                                   ARTICLE VI

                           INALIENABILITY OF BENEFITS

         The right of any Director to receive payment from the Account under the provisions of this Plan shall not be subject to alienation or assignment, and if a Director shall attempt to assign, transfer, or dispose of such right, or should such right be subject to attachment, execution, garnishment, sequestration, or other legal, equitable, or other process, it shall pass and be transferred to one or more of such Director's Beneficiaries, spouse, blood relatives, or dependents in such proportions as the Board of Directors may choose; provided, however, that notwithstanding the foregoing, the Board of Directors may revoke or amend its choice of the persons, or the proportions received by such persons, previously chosen by the Board of Directors under this
Article VI.

                                   ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors may at any time amend or terminate this Plan, but no such amendment or termination shall have the effect of reducing the amount in the Account at the time such amendment or termination that any Director is entitled to receive.


                                  ARTICLE VIII

                               UNSECURED CREDITOR

          Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between NBT and the Director, his or her designated beneficiary or any other person, no shall the Director or any designated beneficiary have any preferred claim on, any title to, or any beneficial interest in, the assets of NBT or the payments deferred hereunder prior to the time such payments are actually paid to the Director pursuant to the terms herein. to the extent that the Director, his or her designated beneficiary or any person acquires a right to receive payments from NBT under this Plan, such right shall be no greater than the right of any unsecured general creditor of NBT.


                                   ARTICLE IX

                                     INTENT

          The intent of this Plan is to create a nonqualified, unfunded, deferred compensation plan which will defer the deduction of such compensation for tax purposes by NBT and which will correspondingly defer the recognition of such compensation by the Director until such fees are actually paid. It is therefore intended, and this Plan shall be construed and where necessary modified, so that the Director shall not be deemed to have constructively received such deferred compensation.

                                    ARTICLE X

                                      OTHER

         This Plan shall be binding upon and inure to the benefit of NBT and any successor of NBT, including any person, firm, corporation, or other business entity which at any time, by merger, consolidation, purchase or otherwise, acquires all or substantially all of the stock, assets or business of NBT, and shall be binding upon the participants, the participant's heirs, executors, administrators, successors and assigns.

Any action to be taken by the Board of
Directors under this Plan may be taken by such Board Executive Committee.